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                                                                    Exhibit 99.1

[NATIONAL WATERWORKS LOGO]

                                  NEWS RELEASE

NATIONAL WATERWORKS, INC. REPORTS THIRD QUARTER RESULTS

Waco, Texas--(BUSINESS WIRE)--October 28, 2003--National Waterworks, Inc.; NATLWW, a leading distributor of water and wastewater transmission products in the United States, today announced results for the three month and nine month periods ended September 26, 2003.

Net sales for the three months ended September 26, 2003 increased $27.8 million, or 8.4%, to $357.8 million from $330.0 million for the three months ended September 27, 2002. Net sales increased in all product areas brought by continued favorable economic conditions.

Net income for the three months ended September 26, 2003 was $12.5 million compared to net income of $16.2 million for the three months ended September 27, 2002. The decline primarily reflects increased interest expense resulting from debt incurred to finance our November 2002 acquisition of the business of U.S. Filter Distribution Group, Inc.

Our EBITDA (earnings before net interest, taxes, depreciation and amortization) for the three months ended September 26, 2003 was $31.8 million, compared to $27.2 million for the three months ended September 27, 2002. A reconciliation of EBITDA to net income determined in accordance with GAAP is set forth in a table at the end of this press release.

Net sales for the nine months ended September 26, 2003 increased $88.6 million, or 10.2%, to $957.3 million from $868.7 million for the nine months ended September 27, 2002. The increase reflects the combined effects of a $6.0 million increase in net sales from the March 29, 2002 acquisition of Utility Piping Systems, Inc. and an $82.6 million increase in net sales of our historical operations. The increase in net sales of our historical operations was attributable to increases recorded in all product areas brought by continued favorable economic conditions.

Net income for the nine months ended September 26, 2003 was $25.5 million compared to net income, before cumulative effect of change in accounting principle, of $40.8 million for the nine months September 27, 2002. The decline primarily reflects increased interest expense resulting from debt incurred to finance our November 2002 acquisition of the business of U.S. Filter Distribution Group, Inc. Additionally, the final $4.0 million of the $13.0 million inventory revaluation adjustment, resulting from purchase accounting adjustments in connection with the acquisition at November 22, 2002, was recognized as cost of goods sold during the 2003 period.

Our EBITDA for the nine months ended September 26, 2003 was $74.3 million, compared to $69.0 million for the nine months ended September 27, 2002; and our Adjusted EBITDA was $78.3 million for the nine months ended September 26, 2003, compared to $69.0 million for our predecessor's nine months ended September 27, 2002. Adjusted EBITDA for nine months ended September 26, 2003 does not give effect to the $4.0 million increase in cost of goods sold resulting from the purchase accounting inventory revaluation discussed above. A reconciliation of EBITDA and Adjusted EBITDA to net income determined in accordance with GAAP is set forth in a table at the end of this press release.

President and Chief Executive Officer, Harry K. Hornish, Jr., stated, "While historically the third quarter is our strongest quarter, we are pleased to announce we have exceeded our expectations for sales and profits. We have been particularly pleased to see growth from both the public and private market sectors, as our customer mix has remained stable throughout the year."

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Cash and cash equivalents were $53.8 million at September 26, 2003. Since the company utilizes a "last Friday of the month" cut-off for all periods except December 31 year-end, the third quarter did not reflect the $2.5 million quarterly principal payment made on September 30, 2003 pursuant to the credit agreement. Total debt at September 26, 2003 was $445.0 million, as the revolving credit facility was undrawn at September 26, 2003.

Mechelle Slaughter, CFO, commented, "We were successful in completing the repricing of our existing bank debt, lowering our current interest rate to below 4%. Our management team at all levels of the company continued to demonstrate their outstanding ability to balance growth and working capital management throughout the busiest quarter in the construction cycle. This allowed us to continue to grow our cash position in each month of the third quarter."

National Waterworks will host a conference call to discuss third quarter and year-to-date earnings at 9:30 a.m. ET on Wednesday, October 29, 2003. To access the call, you can dial 1-888-244-0461 and reference conference name: National Waterworks, Inc. and leader name: Mechelle Slaughter. A replay of the call will be available until November 5th by dialing 1-800-642-1687 and referencing ID# 3695568.

About National Waterworks, Inc.

National Waterworks, Inc. distributes a full line of pipes, fittings, valves, meters, fire hydrants and other components that are used to transport clean water and wastewater between reservoirs and treatment plants and residential and commercial locations. Our products are integral to building, repairing and maintaining water and wastewater (sewer) systems and serve as part of the basic municipal infrastructure. Through our network of over 130 branches in 35 states, we sell directly to municipalities and to contractors who serve municipalities and also perform residential, commercial and industrial waterworks projects.

This press release contains or may contain forward-looking statements such as statements regarding the Company's future growth and profitability, growth strategy and trends in the industry in which the Company operates. These forward-looking statements are based on the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. Among the important risks, uncertainties and other factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are national, regional and local general economic and business conditions; trends in the water and wastewater transmission products industry and trends in the construction industry; changes in municipal funding and spending levels; our high level of indebtedness and the restrictions imposed by the terms of our indebtedness; our ability to generate cash to service our debts; failure to successfully implement, or changes in, our business strategy and the risk that our business strategy may not be successful in improving our operating results; competition and the development of alternatives to water and wastewater transmission products distributors in the supply chain; the loss of one or more of the Company's major suppliers or a reduction in supplier participation in our preferred vendor program; changes in the cost of polyvinyl chloride ("PVC") pipe or reductions in PVC pipe and other product availability; the risk that our quarterly operating results are subject to substantial fluctuations; the availability of qualified branch managers and sales personnel and the loss of members of our senior management team; disruptions in our IT systems which manage numerous aspects of our business and customer and supplier relationships; and changes in, or the failure or inability to comply with environmental and safety regulations and increased costs of such regulations; as well as the other risk factors affecting the Company detailed from time to time in the documents filed by the Company with the Securities and Exchange Commission, including those set forth in the Company's Registration Statement on S-4.

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                                 BALANCE SHEETS
               (in thousands, except share and per share amounts)


                                                               Successor
                                                       National Waterworks, Inc.
                                                                -Note 1
                                                      September 26,
                                                          2003        December 31,
                                                       (unaudited)        2002
                                                      ------------    -----------
Assets
Current assets:
         Cash and cash equivalents                     $  53,808        $  39,888
         Trade accounts receivable, net                  234,181          174,012
         Inventories                                      99,465           91,619
         Deferred income taxes                             3,044            4,713
         Other current assets                              1,178            2,402
                                                       ---------        ---------
                 Total current assets                    391,676          312,634
Property and equipment, net                               20,695           21,805
Goodwill                                                 456,080          465,662
Deferred financing fees, net                              25,123           12,667
Other assets                                               1,352               49
                                                       ---------        ---------
                                                       $ 894,926        $ 812,817
                                                       =========        =========
Liabilities and Stockholder's Equity
Current liabilities:
         Trade accounts payable                        $ 168,214        $ 126,662
         Current installments of long-term debt           12,500           10,000
         Accrued compensation and benefits                22,839           22,036
         Other accrued expenses                           19,615            8,989
                                                       ---------        ---------
                 Total current liabilities               223,168          167,687
Long-term debt, excluding current installments           432,500          440,000
Deferred income taxes                                      7,305            1,025
Other long term liabilities                                1,389                -
                                                       ---------        ---------
                 Total liabilities                       664,362          608,712
Commitments and Contingencies
Stockholder's Equity:
Common stock, par value $.01 per share; 100
   shares authorized, issued, and outstanding                  -                -
Additional paid-in capital                               210,999          209,999
Retained earnings (accumulated deficit)                    9,565           (5,894)
                                                       ---------        ---------
                 Total stockholder's equity              230,564          204,105
                                                       ---------        ---------
                                                       $ 894,926        $ 812,817
                                                       =========        =========

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                      STATEMENTS OF OPERATIONS (UNAUDITED)
                                 (IN THOUSANDS)

                                                 Successor        Predecessor        Successor        Predecessor
                                               -------------     -------------     -------------     -------------
                                                                  U.S. Filter                         U.S. Filter
                                                                  Distribution                        Distribution
                                                 National         Group, Inc.        National         Group, Inc.
                                                Waterworks,           and           Waterworks,          and
                                                   Inc.            Subsidiary          Inc.            Subsidiary
                                                  -Note 1           -Note 1           -Note 1           -Note 1

                                                     Three Months Ended                   Nine Months Ended
                                               September 26,     September 27,     September 26,     September 27,
                                                   2003              2002              2003              2002
                                               -------------     -------------     -------------     -------------
Net sales                                      $     357,781     $     329,997     $     957,275     $     868,676
Cost of goods sold                                   282,417           261,225           758,872           683,515
                                               -------------     -------------     -------------     -------------
          Gross profit                                75,364            68,772           198,403           185,161
Operating expenses:
     Selling, general and administrative              43,521            40,682           124,020           113,789
     Loss - accounts receivable
     securitization                                        -               874                 -             2,414
                                               -------------     -------------     -------------     -------------
          Income before depreciation and
          amortization                                31,843            27,216            74,383            68,958
Depreciation and amortization                            608               774             1,974             2,435
                                               -------------     -------------     -------------     -------------
          Operating income                            31,235            26,442            72,409            66,523
Other income (expense):
     Interest expense, net                           (10,368)              (11)          (29,908)              (31)
     Other                                               (58)              (13)              (70)               61
                                               -------------     -------------     -------------     -------------
          Income before income taxes                  20,809            26,418            42,431            66,553
Income tax expense                                     8,323            10,217            16,972            25,778
                                               -------------     -------------     -------------     -------------
          Income before cumulative effect of
          change in accounting principle              12,486            16,201            25,459            40,775
Cumulative effect of a change in
accounting principle                                       -                 -                 -          (459,000)
                                               -------------     -------------     -------------     -------------
          Net income (loss)                    $      12,486     $      16,201     $      25,459     $    (418,225)
                                               =============     =============     =============     =============

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                      STATEMENTS OF CASH FLOWS (UNAUDITED)
                                 (in thousands)


                                                                                  Successor           Predecessor
                                                                              ------------------   -------------------
                                                                                                       U.S. Filter
                                                                                   National        Distribution Group,
                                                                                Waterworks, Inc.   Inc. and Subsidiary
                                                                                   -Note 1               -Note 1

                                                                                        Nine Months Ended
                                                                              ----------------------------------------
                                                                              September 26, 2003   September 27, 2002
                                                                              ------------------   -------------------
Cash flows from operating activities:
    Net income (loss)                                                             $  25,459             $(418,225)
    Adjustments to reconcile net income (loss)
    to net cash provided by operating activities:
        Deferred income taxes                                                        11,835                 1,457
        Amortization of deferred financing fees                                       1,946                     -
        Depreciation and amortization                                                 1,974                 2,435
        Loss on goodwill impairment                                                       -               459,000
        Gain on disposal of equipment                                                   (37)                  (71)
        Provision for doubtful accounts                                                 969                   914
    Changes in operating assets and liabilities, net of businesses acquired:
        Trade accounts receivable                                                   (61,138)              (30,034)
        Inventories                                                                  (7,846)              (11,399)
        Other current assets                                                          1,224                   520
        Other assets                                                                 (1,309)                4,298
        Trade accounts payable                                                       41,552                35,173
        Accrued compensation and benefits                                               803                (3,780)
        Other accrued expenses                                                       10,626                 1,250
        Other long term liabilities                                                   1,389                     -
                                                                                  ---------             ---------
            Net cash provided by operating activities                                27,447                41,538
                                                                                  ---------             ---------
Cash flows from investing activities:
    Capital expenditures                                                             (1,444)               (1,062)
    Additional NWW acquisition costs                                                 (3,224)                    -
    Business acquisitions, net of cash                                                    -               (19,594)
    Proceeds from sales of property and equipment                                       623                   906
                                                                                  ---------             ---------
            Net cash used in investing activities                                    (4,045)              (19,750)
                                                                                  ---------             ---------
Cash flows from financing activities:

    Capital contribution                                                              1,000                     -
    Financing fees                                                                   (5,482)                    -
    Principal payments on long-term debt                                             (5,000)                 (193)
    Investment by US Filter                                                               -                20,093
    Funds transferred to US Filter                                                        -              (887,206)
    Expenditures funded by US Filter                                                      -               805,738
    Allocation of expenses from US Filter                                                 -                39,038
                                                                                  ---------             ---------
            Net cash used in financing activities                                    (9,482)              (22,530)
                                                                                  ---------             ---------
            Net increase (decrease) in cash
                 and cash equivalents                                                13,920                  (742)
Cash and cash equivalents at beginning of period                                     39,888                13,288
                                                                                  ---------             ---------
Cash and cash equivalents at end of period                                        $  53,808             $  12,546
                                                                                  =========             =========
Cash paid for interest                                                            $  22,985             $      31
                                                                                  =========             =========
Cash paid for income taxes                                                        $     845             $  24,576
                                                                                  =========             =========

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NOTE 1. BASIS OF PRESENTATION

National Waterworks. Inc. ("NWW", "Company", or "Successor"), a wholly owned subsidiary of National Waterworks Holdings, Inc. ("Parent"), was incorporated in September 2002 for the purpose of acquiring substantially all of the assets and assuming certain obligations of U. S. Filter Distribution Group, Inc. ("USFDG", "Predecessor" or the "Group"), a wholly owned subsidiary of United States Filter Corporation ("US Filter"), which is an indirect-wholly owned subsidiary of Veolia Environnement ("Veolia", formerly Vivendi Environnement S.A.). The acquisition was consummated on November 22, 2002.

As a result of the NWW acquisition, the balance sheets as of September 26, 2003 (unaudited) and December 31, 2002, the unaudited statements of operations for the three months and nine months ended September 26, 2003, and the unaudited statement of cash flows for the nine months ended September 26, 2003 represent NWW's financial position and the results of its operations and cash flows as of those dates and for those periods. The unaudited statements of operations for the three months and nine months ended September 27, 2002, and the unaudited statement of cash flows for the nine months ended September 27, 2002 represent USFDG's consolidated results of their operations and cash flows as of those dates and for those periods.

The financial statements of USFDG include the financial statements of USFDG and its wholly owned subsidiary, United States Filter Receivables Corporation ("USFRC"). All significant intercompany balances and transactions have been eliminated in consolidation. NWW has no subsidiaries.

     RECONCILIATION OF EBITDA AND ADJUSTED EBITDA TO NET INCOME (UNAUDITED)
                                 (IN THOUSANDS)

                                               Successor      Predecessor      Successor      Predecessor
                                             -------------   -------------   -------------   -------------
                                                              U.S. Filter                     U.S. Filter
                                                              Distribution                    Distribution
                                                National      Group, Inc.       National      Group, Inc.
                                              Waterworks,         and         Waterworks,         and
                                                 Inc.          Subsidiary        Inc.          Subsidiary
                                                  Three Months Ended               Nine Months Ended
                                             September 26,   September 27,   September 26,   September 27,
                                                 2003            2002            2003            2002
                                             -------------   -------------   -------------   -------------
Net Income (loss)                            $      12,486   $      16,201   $      25,459   $    (418,225)
Add:
  Cumulative effect of change in
       accounting principle                              -               -               -         459,000
  Interest expense, net                             10,368              11          29,908              31
  Income tax expense                                 8,323          10,217          16,972          25,778
  Depreciation and amortization                        608             774           1,974           2,435
                                             -------------   -------------   -------------   -------------
EBITDA (1)                                          31,785          27,203          74,313          69,019
  Effect of SFAS 141-inventory revaluation
       adjustment to cost of goods sold                  -               -           4,000               -
                                             -------------   -------------   -------------   -------------
Adjusted EBITDA                              $      31,785   $      27,203   $      78,313   $      69,019
                                             =============   =============   =============   =============

EBITDA represents income before cumulative effect of a change in accounting principle; interest expense, net; income taxes; depreciation and amortization. Adjusted EBITDA is defined as EBITDA without giving effect to the increase in cost of goods sold resulting from the purchase accounting inventory revaluation adjustment referred to above, a non-cash expense. EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of the performance of companies in our industry. In addition, EBITDA and Adjusted EBITDA are presented because we believe they enhance an investor's understanding of a company's ability to satisfy principal and interest obligations with respect to its indebtedness and to utilize cash for other purposes. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do. Our management also focuses on these measures, and discusses them with our Board of Directors, to assess our liquidity and debt payment ability and because they are used in meeting various covenants under our senior credit facility and the indenture governing our senior subordinated notes. Neither EBITDA nor Adjusted EBITDA is a measurement of financial performance under generally accepted accounting principles, known as GAAP, and should not be construed as an indicator of a company's performance or liquidity or in isolation from or as a substitute for net income, cash flow from operations or any other cash flow data prepared in accordance with generally accepted accounting principles.

        (1) 2003 includes an approximate $1.3 million benefit from the adoption of EITF Issue 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor for the nine month period ended September 26, 2003. This adoption had no impact to the three month period ended September 26, 2003. In addition, the nine months ended September 26, 2003 includes $0.5 million EBITDA generated in the first quarter 2003 by locations acquired in the March 29, 2002 acquisition of Utility Piping Systems, Inc. 2002 includes $0.9 million and $2.4 million loss on accounts receivable securitization for the three month and nine month periods ended September 27, 2002, respectively.

           Source: National Waterworks, Inc.

           Contact: National Waterworks, Inc.
                    Thomasville, GA
                    Judy Barrow, 229-227-8611
                    judy.barrow@natlww.com